UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2026

COSTCO WHOLESALE CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive
Issaquah, WA 98027
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.005 per share	COST	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 7, 2026, Helena B. Foulkes notified the Board of Directors (the “Board”) of Costco Wholesale Corporation (the “Company”) of her decision to resign from the Board and all committees of the Board of which she is a member, effective November 7, 2026. She served on the Board since August 16, 2023 and was a member of the Audit Committee and the Nominating and Governance Committee. Ms. Foulkes’ resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. She was recently elected governor of the State of Rhode Island. The Company and the Board express their deepest gratitude to Ms. Foulkes for her service on the Board.
Item 8.01.    Other Events.
On November 10, 2026, the Board of Directors declared a special cash dividend on the Company's common stock of $30 per share, payable December 4, 2026, to shareholders of record at the close of business on November 24, 2026. A copy of the press release is attached as Exhibit 99.1.
Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1.    Press release dated November 10, 2026.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COSTCO WHOLESALE CORPORATION

Dated: November 10, 2026	By:	/s/ John Sullivan
John Sullivan
Executive Vice President, General Counsel and Secretary